Exhibit 16.1

April 27, 2017

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re: Notis Global, Inc. (File No. 000-54928)

Dear Sir or Madam:

We have read Item 4.01 of the Current Report on Form 8-K of Notis Global, Inc. dated April 27, 2017, and agree with the statements concerning our Firm contained in Item 4.01.

Very truly yours,

/s/ Marcum LLP

Marcum llp

Los Angeles, California